UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 29, 2020

Tapestry, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-16153	52-2242751
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

    10 Hudson Yards, New York, New York 10001
(Address of Principal Executive Offices, and Zip Code)

        (212) 946-8400
Registrant’s Telephone Number, Including Area Code

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	TPR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.
On April 30, 2020, Tapestry, Inc. (the “Company”) issued a press release (the “Press Release”) in which the Company announced its financial results for its third fiscal quarter ended March 28, 2020.  The Company also posted a slide presentation entitled “Investor Presentation” dated April 30, 2020 on the “Presentations & Financial Reports” investor section of its website (www.tapestry.com). Copies of the Press Release and slide presentation are furnished herewith as Exhibit 99.1 and Exhibit 99.2, respectively. Information on the Company’s website is not, and will not be deemed to be, a part of this Current Report on Form 8-K or incorporated into any other filings the Company may make with the Securities and Exchange Commission.

The information in this Current Report on Form 8-K, including Exhibit 99.1 and Exhibit 99.2, is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to liability under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 2.05 Costs Associated with Exit or Disposal Activities.
On April 29, 2020 the Board of Directors (the “Board”) of the Company approved a plan to take actions to streamline the Company’s organization, including reductions in the corporate and retail workforce.  These actions are part of the Company’s multi-year growth agenda and will be based on a review of the Company’s overall operating model. As a result of these actions, the Company expects to incur pre-tax charges of approximately $55-70 million (the “Total Charges”), which will be reflected beginning in its fiscal 2020 fourth quarter results, and are expected to be completed by the end of fiscal year 2021. These charges will consist primarily of corporate employee severance and related costs, as well as related consulting fees.  Approximately $50-60 million of these charges are expected to be cash.

The Company may also incur additional costs and charges due to events that may occur as a result of, or associated with, the review of its business under its multi-year growth agenda, but as of the date of the filing of this Form 8-K, the Company has not finalized the exact nature and full amount of such costs and charges. The Company will provide additional disclosure at such time as it determines a precise amount of the costs and charges associated with these actions.

Certain statements in this Form 8-K are forward-looking statements based on management's current expectations. Forward-looking statements include, but are not limited to, the statements regarding the Company’s multi-year growth agenda and operating model review and statements that can be identified by the use of forward-looking terminology such as “may,” “will, ” “expect” “can,” “growth agenda,”  “review,” “plan,” “estimate,” “approximately,” or comparable terms. Future results may differ materially from management's current expectations, based upon a number of important factors, including risks and uncertainties such as the impact of the Covid-19 pandemic, the ability to control costs and successfully execute our growth strategies, expected economic trends, the ability to anticipate consumer preferences, risks associated with operating in international markets, our ability to achieve intended benefits, cost savings and synergies from acquisitions, the risk of cybersecurity threats and privacy or data security breaches, and the impact of the CARES Act and other legislation, etc.  Please refer to the Company’s latest Annual Report on Form 10-K, quarterly report on 10-Q and its other filings with the Securities and Exchange Commission for a complete list of risks and important factors.  The Company assumes no obligation to revise or update any such forward-looking statements for any reason, except as required by law.

Item 9.01 Financial Statements and Exhibits.
(d)  Exhibits.  The following exhibits are being furnished herewith:

99.1	Text of Press Release, dated April 30, 2020

99.2	Slide Presentation entitled “Investor Presentation,” dated April 30, 2020

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated:  April 30, 2020
TAPESTRY, INC.

By:	/s/ Todd Kahn
Todd Kahn
President, Chief Administrative Officer & Secretary

EXHIBIT INDEX

99.1	Text of Press Release, dated April 30, 2020
99.2	Slide Presentation entitled “Investor Presentation,” dated April 30, 2020